SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement") is entered into as of ______________, 2004, by and between LOGISTICAL SUPPORT, LLC, a California limited liability company ("Logistical"), HILL AEROSPACE & DEFENSE, LLC, a California limited liability company ("Hill") (collectively Logistical and Hill shall be referred to as "Debtors"), and TRIUMPH COMPONENTS-ARIZONA, INC., an Arizona corporation ("Triumph") (collectively, the "Parties").

RECITALS

WHEREAS, Debtors and Triumph are parties to certain contracts (the "Contracts") pursuant to which Triumph agreed to perform various fabrication services for Debtors in connection with certain U.S. Government contracts obtained by Debtors (the "Services").

WHEREAS, the Debtors are indebted to Triumph under the Contracts for Services that have been accepted by Debtors and for certain raw materials (the "Purchased Materials") purchased by Triumph on behalf of Debtors (the "Indebtedness").

WHEREAS, Triumph has certain raw materials in its possession, originally purchased by Debtors, related to the Services that have not been delivered to or accepted by Debtors (the "Materials").

WHEREAS, Triumph has delivered goods to Debtors under certain Contracts, some of which goods have been rejected by Debtors because Triumph did not provide necessary documentation (the "Undocumented Goods") and others of which have been rejected by Debtors based on the delivered goods allegedly not meeting the specifications of the purchase order (the "Rejected Goods").

WHEREAS, disputes have arisen between Debtors and Triumph with respect to the Contracts, which disputes are the subject of an arbitration proceeding commenced by Debtors and pending before the American Arbitration Association, No. 72-Y-181-01280-03-GLO (the "Arbitration") and a lawsuit commenced by Debtors and currently pending in the United States District Court for the Central District of California, captioned Logistical Support, LLC v. Triumph Components-Arizona, Inc., No. CV 04-722AHM (PLAx) (C.D. Cal.) (the "Litigation").

WHEREAS, Debtors have terminated the Contracts relating to the Materials and the Purchased Materials (the "Cancelled Contracts").

WHEREAS, Debtors agree with Triumph that Triumph holds a valid and perfected statutory lien upon the Materials and the Purchased Materials for the amount of the Indebtedness, as well as the value added to the Materials as a consequence of Triumph expending substantial work, labor and services thereon prior to termination of the Cancelled Contracts (the "Added Value").

WHEREAS, the Parties agree that the monetary value of the Materials and the Purchased Materials, including the Added Value, equals or exceeds the amount of the Indebtedness.

WHEREAS, Debtors have requested that Triumph provide the documents with respect to the Undocumented Goods and complete the Materials or release the Materials and/or the Purchased Materials to Debtors to allow Debtors to complete performance under the U.S. Government contracts that relate to the Materials and the Purchased Materials and to receive compensation therefrom.

WHEREAS, Triumph has agreed to provide the documentation relating to the Undocumented Goods and to complete certain of the Cancelled Contracts (the "Accepted Contracts") on the terms and conditions specified herein, declined to complete other of the Cancelled Contracts (the "Rejected Contracts"), and has agreed to release to Debtors the Purchased Materials and the Materials relating to the Rejected Contracts in exchange for the payments called for herein and provided that Debtors transfer Triumph's existing, valid and perfected statutory lien on the Materials and the Purchased Materials to security interests in payments Debtors are to receive under the U.S. Government contracts that relate to the Contracts (the "Receivables"), as evidenced by security agreements substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (the "Security Agreements").

WHEREAS, by this Agreement, including the above Recitals, the Parties intend to adopt, by way of compromise, a full and final settlement that releases and terminates all rights, obligations and liabilities of the parties one to another as specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

A. THE RECITALS.

1. The Recitals are incorporated herein by this reference and made a part hereof.

B. THE INDEBTEDNESS.

1. The invoices for the Services rendered by Triumph to Debtors that evidence the Indebtedness are identified in Schedule 1 hereto.

2. In consideration of the promises and obligations set forth herein, including without limitation, Debtors' release of claims against Triumph relating to the Services as provided for herein, Triumph agrees to reduce the Indebtedness to the sum of $750,000.00 (the "Compromised Indebtedness").

3. Triumph further agrees that Triumph shall deliver the Purchased Materials to Debtors within five (5) business days of the Effective Date of this Agreement (as defined

below). Debtors shall pay all shipping costs. For the avoidance of doubt, the term "Purchased Materials" refers to raw materials purchased by Triumph in connection with purchase order numbers 101861 or 101863, and for which Triumph subsequently invoiced Hill.

4. It is the intention of the Parties that the Compromised Indebtedness shall be satisfied through the payment mechanism established in Section G hereof (the "Payment Mechanism").

5. Debtors expressly agree that they are unconditionally liable to Triumph for the total amount of the Compromised Indebtedness.

C. THE REJECTED CONTRACTS.

1. The Rejected Contracts are identified in Schedule 2 hereto.

2. The Materials relating to the Rejected Contracts (the "Returnable Materials") are identified in Schedule 2 hereto.

3. Triumph shall deliver the Returnable Materials to Debtors within five (5) business days of the Effective Date of this Agreement (as defined below). Debtors shall pay all shipping costs.

4. In further consideration of the return of the Materials associated with Purchase Order number 102271 issued by Logistical to Triumph's predecessor in interest Stolper-Fabralloy Company relating to Logistical's job number 1203 (the "1203 Materials), Debtors agree to assume Triumph's liability to the third-party vendor who has performed work on the 1203 Materials and to indemnify Triumph for any claim by said vendor against Triumph relating to the 1203 Materials. It is the intention of the Parties that Debtors shall have the same rights as Triumph to challenge or negotiate any amounts allegedly owed to the third-party vendor. Triumph agrees to cooperate with Debtors in any negotiations with the third-party vendor concerning the obligations herein assumed by Debtors.

5. With respect to the Rejected Contracts, the Parties agree that, for purposes of this Agreement, the compensation to be provided to Debtors out of the Receivables to complete the Materials for delivery to the U.S. Government will be the "Alternate Cost of Completion" amounts, if any, set forth in Schedule 2.

6. With respect to the Rejected Contracts, Triumph shall return to Debtors along with the Returnable Materials (i) all planning documentation and other information regarding the fabrication of the Returnable Materials and (ii) the tooling originally provided by Debtors to Triumph (or any replacements for such tooling which Debtors have identified on Schedule 6 hereto) regarding the fabrication of the Returnable Materials.

D. THE ACCEPTED CONTRACTS.

1. The Accepted Contracts are identified in Schedule 3 hereto, and all modifications to the original terms thereof are set forth either in this Agreement or in Schedule 3.

2. The Parties agree that, upon completion of each of the Accepted Contracts according to the terms agreed upon herein, including delivery to, and acceptance by, Debtors of the goods thereunder, Triumph shall be immediately entitled to the sums set forth on Schedule 3 (each, a "Triumph Completion Amount," and together, the "Triumph Completion Amounts").

3. Within two (2) business days of the Effective Date of this Agreement (as defined below), Logistical shall make a payment to Triumph of $100,000.00 as an advance towards the Triumph Completion Amounts.

4. It is the intention of the Parties that payments for the remainder of the Triumph Completion Amounts shall be made through the Payment Mechanism.

5. The Parties further agree that, should Triumph not meet the delivery dates specified on Schedule 3, the corresponding Triumph Completion Amount shall be reduced by 1% per each week of delay, but only if said delay is due to circumstances within the exclusive control of Triumph, including its subcontractor delays. In all other circumstances, there shall be no penalty. In all circumstances other than a termination by the U.S. Government for default based on delays occasioned by Triumph, this penalty shall be Debtors' sole and exclusive remedy for such delay, except that, should Triumph be more than 90 days late with any delivery, Debtors may demand that Triumph cease work and return all of the subject Materials to Debtors upon payment to Triumph of the value of the work performed. The amount owing would be calculated by applying the percentage complete to the purchase order value. Thus, if the purchase order totaled $100,000, and Triumph was 50% complete at the time of termination due to Triumph's delay, Triumph would be entitled to $50,000.

6. Debtors shall have twenty (20) business days after delivery to accept or reject any goods delivered by Triumph pursuant to the Accepted Contract. Should Debtors fail to deliver to Triumph written notice of rejection within that time period, the goods shall be deemed to be accepted. If the Debtors reject any goods delivered pursuant to Accepted Contracts, Triumph and the Debtors agree to work together to resolve any and all issues. The Debtors will apply industry standards to determine the conformity of the work with the purchase order. If the Debtors and Triumph cannot agree as to the conformity of the work which is the subject of the Accepted Contracts, the Parties agree to utilize the arbitration provisions of Section N.6 to resolve any disputes.

7. With the final contemplated delivery with respect to each Accepted Contract, Triumph shall return to Debtors (i) all planning documentation and other information regarding the fabrication of the goods which are the subject of each Accepted Contract and (ii) the tooling originally provided by Debtors to Triumph (or any replacements for such tooling) regarding the fabrication of the goods which are the subject of each Accepted Contract, which Debtors have identified on Schedule 6 hereto.

8. Debtors anticipate that they will incur certain direct costs to complete the goods delivered by Triumph under each Accepted Contract for final delivery to the U.S. Government (the "Debtors Costs"). The Debtors Costs are identified on Schedule 7 hereto.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made effective as of _________________, by and between HILL AEROSPACE, LLC, a California limited liability company ("Debtor"), and TRIUMPH COMPONENTS-ARIZONA, INC., an Arizona corporation ("Secured Party"). Capitalized terms used in this Agreement without definition shall have the respective meanings ascribed to them in the Settlement Agreement (as such capitalized term is defined below).

RECITALS

WHEREAS, Debtor, Secured Party and Logistical Support, LLC, a California limited liability company ("Logistical"), entered into that certain Settlement Agreement on even date herewith (the "Settlement Agreement"), pursuant to which Secured Party has agreed to release the Materials to Debtor and Logistical and to perform other Services in consideration for Debtor and Logistical transferring Secured Party's existing, valid and perfected statutory lien on the Materials to a valid and perfected first priority security interest in all Receivables of each of Debtor and Logistical, up to the Payoff Amount (the "Collateral").

WHEREAS, Debtor and Secured Party are entering into this Agreement to set forth their rights and obligations with respect to such Collateral.

WHEREAS, Logistical and Secured Party shall enter in a separate security agreement to set forth their rights and obligations with respect to such Collateral.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.
SECURITY INTEREST AND COLLATERAL

To secure the full and prompt payment and performance of all obligations of Debtor under the Settlement Agreement and each and every debt, liability and obligation which Debtor may now or at any time hereafter owe to Secured Party under the Settlement Agreement (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several (the "Obligations")), Debtor hereby irrevocably grants to Secured Party a valid and perfected first priority security interest (the "Security Interest") in all of the Collateral in which Debtor has any right, title or interest (the "Secured Collateral").

ARTICLE 2.
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

2.1 Debtor represents and warrants to Secured Party that:

(a) Debtor is a California limited liability company duly organized, validly existing and in good standing under the laws of the State of California;

(b) The Security Interest granted by Debtor shall at all times be valid, perfected and enforceable against Debtor and all third parties in accordance with the terms of this Agreement, as security for the Obligations;

(c) The Secured Collateral is free and clear of all security interests, liens and encumbrances, except the Security Interest and the lien of Secured Party and its successors and assigns, and the security interest of National Loan Investors, L.P. (successor in interest to Santa Monica Bank), evidenced by that certain UCC-1 dated December 21, 1998, as amended (the "Permitted Encumbrance");

(d) Debtor has full power and authority to create, deliver and perform the Obligations hereunder, and the officer executing this Agreement for Debtor has authority to act for Debtor; and

(e) This Agreement and the transactions contemplated herein constitute valid and binding obligations of Debtor, enforceable against Debtor in accordance with their terms.

2.2 Debtor agrees to:

(a) Promptly pay all taxes and other governmental charges levied or assessed upon or against any Secured Collateral or upon or against the creation, perfection or continuance of the Security Interest.

(b) Keep all Secured Collateral free and clear of all security interests, liens and encumbrances, except:

(1) the Security Interest and lien of Secured Party;

(2) the Permitted Encumbrance; and

(3) other encumbrances permitted in writing by Secured Party.

(c) Defend the Secured Collateral against all claims or demands of all persons other than Secured Party and its assigns and not sell, mortgage, encumber or otherwise dispose of the Secured Collateral or any interest therein without the prior written consent of Secured Party, except as otherwise permitted under the Settlement Agreement.

(d) At all reasonable times, permit Secured Party or its representatives, in the name of Secured Party or Debtor, to verify the validity, amount or any other matter relating to

any Receivables by mail, telephone or otherwise and to inspect any records Debtor maintains in respect of the Secured Collateral.

(e) From time to time execute such financing statements as Secured Party may reasonably require in order to perfect the Security Interest including, without limitation, such financing statements as are reasonably required to subordinate the Permitted Encumbrance to the Security Interest.

(f) Pay when due or reimburse Secured Party on demand for all reasonable costs of collection of any of the Obligations and all other reasonable out-of-pocket expenses (including in each case all reasonable attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in litigation or bankruptcy or insolvency proceedings.

2.3 UCC Financing Statements; Further Assurances.

(a) Debtor authorizes Secured Party to file financing statement(s) and any amendments, supplements or renewals thereto deemed necessary and appropriate by Secured Party in order to evidence and perfect the Security Interest granted to Secured Party under this Agreement.

(b) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonable or that Secured Party may reasonably request to perfect and protect the Security Interest or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Secured Collateral.

(c) Without giving Secured Party at least sixty (60) days prior written notice, Debtor will not (i) make any change in its corporate name, or (ii) conduct its business operations under any fictitious business name or trade name not set forth herein, or (iii) move the Secured Collateral or principal place of business or principal executive office of Debtor.

ARTICLE 3.
COLLECTION RIGHTS OF SECURED PARTY

Debtor shall instruct the U.S. Government to remit all payments in respect of Receivables to the Cash Collateral Account. All payments made to such Cash Collateral Account or otherwise received by Secured Party shall be applied as set forth in the Settlement Agreement. In the event that Debtor or any of its affiliates, members, directors, officers, employees, agents or those persons acting for or in concert with Debtor shall receive any Receivables, Debtor shall remit the same or cause the same to be remitted, in kind, to the Cash Collateral Account.

ARTICLE 4.
EVENTS OF DEFAULT

Each of the following occurrences constitutes an event of default under this Agreement (each herein called an "Event of Default"):

1. Debtor fails to pay or perform any or all of the Obligations when due and fails to correct such default within twenty-four (24) hours after Secured Party sends notice of the default to Debtor, which notice may be sent by facsimile;

2. Debtor fails to observe or perform any covenant or agreement in this Agreement and such failure continues for ten (10) business days after written notice of such failure is delivered by Secured Party;

3. Any representation or warranty by Debtor set forth in this Agreement proves to be materially false or misleading;

4. A garnishment summons or a writ of attachment is issued against or served upon Secured Party or the Secured Collateral for the attachment of any property of Debtor or any indebtedness owing to Debtor;

5. If Debtor should become insolvent; or should be unable to pay its debts as they mature; or should make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; or should file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; or should file an answer admitting the jurisdiction of any court and the material allegations of an involuntary petition filed pursuant to any Act of Congress relating to bankruptcy or reorganization; or should join in any such petition for an adjudication or for a reorganization or other arrangement; or should become or be adjudicated a bankrupt; or should apply for or consent to the appointment of or consent that an order be made appointing any receiver or trustee for itself or for any of its properties, assets or business; or if an order should be entered pursuant to any Act of Congress relating to bankruptcy or reorganization; or if a receiver or a trustee should be appointed for all or a substantial part of its properties, assets or business; or

6. Should Debtor sell, transfer, assign or otherwise dispose of, in one or more transactions, (i) all or a substantial portion of the assets of Debtor, or (ii) all or a substantial portion of the business operations of Debtor; or should the holders of membership interests of Debtor (as of the date hereof) transfer an aggregate of 50.1% of the membership interests of Debtor.

ARTICLE 5.
REMEDIES UPON EVENT OF DEFAULT

Subject to the terms of the Settlement Agreement and applicable laws, upon the occurrence of an Event of Default under Article 4 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies:

1. Declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

2. Exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, as adopted by the State of Arizona, including, but not limited to, the right to take possession of any Secured Collateral; and

3. Exercise or enforce any and all other rights or remedies available to Secured Party by law or agreement against the Secured Collateral, against Debtor, or against any other person or property.

ARTICLE 6.
MISCELLANEOUS

6.1 This Agreement and its terms can be waived, modified or amended, and the Security Interest can be released, only explicitly in a writing signed in advance by Secured Party. A waiver shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor a bar to the exercise or enforcement of any other right or remedy.

6.2 This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Notwithstanding the foregoing, Debtor shall not assign its rights or obligations under this Agreement.

6.3 Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Debtor shall have the same force and effect as the original for all purposes of a financing statement.

6.4 Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the State of Arizona. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

6.5 This Agreement and the Settlement Agreement and all documents contemplated hereby constitute the entire agreement of the parties hereto with respect to the subject matter

hereof and supersede all prior or contemporaneous discussions and agreements between the parties with respect thereto.

6.6 Debtor agrees to defend, indemnify and hold harmless Secured Party from and against any and all claims, losses and liabilities arising out of, resulting from or relating to this Agreement, any of the Secured Collateral, any of the Obligations secured thereby, or any of the transactions contemplated by this Agreement, except claims, losses or liabilities resulting from Secured Party's negligent or willful misconduct. Debtor, upon demand, will pay to Secured Party the amount of any and all expenses, including the reasonable fees and disbursements of counsel and of any agents, which Secured Party may incur in connection with (a) the administration of this Agreement and the transactions contemplated herein, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Secured Collateral, (c) the exercise, enforcement or protection of any of the rights under this Agreement and the transactions contemplated herein, or (d) the failure by Debtor to perform or observe any of the provisions hereof.

6.7 Any notice, request, demand or other communication provided for hereunder shall be in writing and shall be personally served, or sent by United States mail, certified delivery, or sent by facsimile, to the appropriate party at the address set forth below (or at any other address or facsimile number as may be designated by it in a written notice sent to the other party in accordance with this Section) and shall be deemed to have been given, as applicable, when personally served, or three (3) days after its deposit in the United States mail, certified delivery, with postage prepaid, or when sent by facsimile (provided mechanical receipt of confirmation is received by the sending party). Any notice, request, demand, direction or other communication given by facsimile must be confirmed within forty eight (48) hours by a letter mailed, certified delivery, with postage prepaid, or delivered to the appropriate party at its designated address. Unless otherwise designated by the appropriate party in a written notice sent to the other party in accordance with this Section, notices shall be directed to the appropriate party at the following addresses and facsimile numbers:

If to Debtor:

Mr. Bruce Littell
Hill Aerospace & Defense
19734 Dearborn Street
Chatsworth, California 91311
Fax No.: (818) 885-5091

With a copy to:

James R. Felton, Esq.
Greenberg & Bass
16000 Ventura Boulevard, Suite 1000
Encino, California 91436
Fax No.: (818) 986-6534.

If to Secured Party:

Mr. Mike Meshay
Triumph Components-Arizona, Inc.
2925 South Roosevelt Street
Tempe, Arizona 85282
Fax No.: (480) 446-0990

With a copy to:

J. Alex Grimsley, Esq.
Bryan Cave LLP
Two North Central Avenue, Suite 2200
Phoenix, Arizona 85004
Fax No.: (602) 364-7070.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SECURED PARTY:

By: ______________________________
Print Name: ______________________
Title: ___________________________

DEBTOR:

By: ______________________________
Print Name: Joe Lucan
Title: President

451834.2

SCHEDULE 3

Accepted Contracts

PO Number	Delivery Quantities and Schedule	Other Terms	Triumph Completion Amount[1]
101869	79 within one week of Effective Date 98 within three weeks of Effective Date 57 (or less) within four weeks of Effective Date	• Final delivery will be the usable yield of the remaining material and may be less than 57 units	$135 per unit delivered
101874	6 within one week of Effective Date 59 within three weeks of Effective Date 20 (or less) within four weeks of Effective Date	• Final delivery will be the usable yield of the 20 pieces of raw material on hand and may be less than 20 units	$365 per unit delivered
102273	92 within two weeks of Effective Date		$364.72 per unit delivered
102799	26 within two weeks of Effective Date	• Tailpipe only (kits previously shipped)	$13,964 per unit delivered
102800	34 within 6 weeks of Effective Date	• Total of 34 units includes 2 First Articles and 32 production units	$15,750 per First Article delivered $3,715 per production unit delivered
102800	27 within 8 weeks of receipt of order following Effective Date	• Triumph shall have no obligation to fabricate these 27 units unless a written order therefor, subject to the terms of the Agreement, is received by Triumph following the Effective Date	$3,715 per unit delivered

[1] As set forth more fully in Section D.3 and D.4 of the Agreement, the first $100,000 of these Triumph Completion Amounts to come due will be considered to have been satisfied by Logistical's payment of $100,000 to Triumph within two (2) business days of the Effective Date of the Agreement.

AMENDMENT NO. 1 TO SETTLEMENT AGREEMENT

This agreement ("Amendment No.1") is entered into as of June ___, 2004 and amends that certain Settlement Agreement (the "Agreement") entered into as of May 19, 2004, by and between LOGISTICAL SUPPORT, LLC, a California limited liability company ("Logistical"), HILL AEROSPACE & DEFENSE, LLC, a California limited liability company ("Hill") (collectively Logistical and Hill shall be referred to as "Debtors"), and TRIUMPH COMPONENTS-ARIZONA, INC., an Arizona corporation ("Triumph") (collectively, the "Parties").

1. Capitalized terms used in this Amendment No. 1 shall have the meanings assigned in the Agreement.

2. Paragraph E.4 of the Agreement is deleted in its entirety and is replaced with the following:

> "4. Upon Triumph providing to Debtors documentation sufficient to satisfy the requirements of Purchase Order number 102799, Debtors agree to pay to Triumph, pursuant to the Payment Mechanism, the sum of $139,928.00 (the '1216 Payment')."

3. Schedule 3 to the Agreement is deleted in its entirety and is replaced with the Amended Schedule 3 attached to this amendment No. 1.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be duly executed as of the date first set forth herein.

LOGISTICAL SUPPORT, LLC

By: ______________________________

Name: ____________________________

Title: _____________________________

HILL AEROSPACE & DEFENSE, LLC

By: ______________________________

Name: ____________________________

Title: _____________________________

TRIUMPH COMPONENTS-ARIZONA, INC.

By: ______________________________

Name: ____________________________

Title: _____________________________

462081

E. THE UNDOCUMENTED GOODS.

1. The Undocumented Goods were shipped by Triumph to Debtors pursuant to Purchase Order numbers 102799 and 101874.

2. Purchase Order number 102799 was issued by Logistical to Triumph's predecessor in interest, Stolper-Fabralloy Company, relating to Logistical's job number 1216.

3. Purchase Order number 101874 was issued by Hill to Triumph's predecessor in interest, Triumph Precision, Inc., relating to Hill's job number 6714.

4. Upon Triumph providing to Debtors documentation sufficient to satisfy the requirements of Purchase Order number 102799, Debtors agree to pay to Triumph, pursuant to the Payment Mechanism, the sum of $209,748.00 (the "1216 Payment").

5. Upon Triumph providing to Debtors documentation sufficient to satisfy the requirements of Purchase Order number 101874, Debtors agree to pay to Triumph, pursuant to the Payment Mechanism, the sum of $37,960.00 (the "6714 Payment").

6. Debtors shall have twenty (20) business days following receipt of the documentation to accept or reject the documentation and the goods previously delivered pursuant to Purchase Orders 102799 and 101874. Should Debtors fail to deliver to Triumph written notice of rejection within that time period, the documentation and the goods shall be deemed to be accepted. If the documentation provided by Triumph does not satisfy the requirements of Purchase Order 101874 or 102799, as applicable, or if Debtors otherwise reject the goods previously delivered, Triumph and Debtors agree to work together to resolve any and all issues. The Debtors will apply industry standards to determine the conformity of the documentation and the goods with the purchase orders. If the Debtors and Triumph cannot agree as to the conformity of the documentation or the goods, the Parties agree to utilize the arbitration provision of Section N(6) to resolve any disputes.

7. Debtors anticipate that they will incur certain direct costs in finishing the Undocumented Goods for delivery to the U.S. Government (the "Debtors Costs"). The Debtors Costs are identified on Schedule 7 hereto.

F. THE REJECTED GOODS.

1. The Rejected Goods were shipped by Triumph to Debtors pursuant to Purchase Order number 102272, issued by Logistical to Triumph's predecessor in interest Stolper-Fabralloy Company, relating to Logistical's job numbers 1204 and 1207.

2. Triumph has in its possession another 40 completed pieces that could be shipped to Debtors under Purchase Order 102272 (the "Additional Rejected Goods").

3. Debtors agree to make good faith efforts to have the U.S. Government accept the alleged material discrepancy with respect to the Rejected Goods (the "Government Acceptance").

4. If Debtors are successful in obtaining the Government Acceptance, Triumph will ship to Debtors the Additional Rejected Goods.

5. Upon receipt of the Additional Rejected Goods, Debtors shall pay to Triumph, through the Payment Mechanism, the sum of $63,700.00 (the "102272 Payment").

6. If the Government Acceptance is not obtained within 90 days of the Effective Date of this Agreement (as defined below), each Party shall retain all Varied Goods, Additional Varied Goods or other Materials relating to Purchase Order 102272 in its possession, and shall be free to dispose of such items as that Party sees fit.

7. Except as provided for herein, neither Party shall have any liability to the other in connection with Purchase Order 102272.

G. THE CASH COLLATERAL ACCOUNT AND PAYMENT MECHANISM.

1. Upon the execution of this Agreement by all Parties, Debtors shall execute and submit to the U.S. Government (with copies to Triumph) assignment(s) of claims assigning to Triumph the right to receive all payments under the contracts identified in Schedule 4 (the "Scheduled Contracts"), and directing the U.S. Government to deposit all Receivables to the account identified on Schedule 5 attached hereto and incorporated herein by this reference (the "Cash Collateral Account").

2. If the U.S. Government fails to approve any of the assignments of claims submitted by Debtors, the Parties agree to negotiate in good faith an alternate means of securing such assignments of claims. If approval for any of the anticipated assignments cannot be secured, Debtors agree: (i) that their receipt of any Receivables shall be for the benefit of Triumph and (ii) that any such Receivables will be transferred to the Cash Collateral Account within two (2) business days of Debtors' receipt of same.

3. Debtors warrant and represent that, to the best of their current knowledge, the amounts set forth in Schedule 4 as the "Anticipated Receivable" for each Scheduled Contract is a true and accurate statement of the proceeds Debtors anticipate will be available under each Scheduled Contract to fund the Cash Collateral Account.

4. Debtors warrant and represent that Schedule 4 includes a list of the date and amount of each progress payment received by Debtors with reference to each particular Scheduled Contract prior to the Effective Date (as defined below) (the "Approved Progress Payments").

5. Unless this Agreement is terminated prior to the Effective Date (as defined below), upon execution of this Agreement, Debtors shall not request any further progress payments under any of the Scheduled Contracts, and if any progress payments or other payments under the Scheduled Contracts are received by Debtors after execution of this Agreement (the "Additional Progress Payments"), it is agreed that all such Additional Progress Payments shall constitute a portion of the Receivables and shall promptly (within two (2) business days of receipt) be deposited into the Cash Collateral Account.

6. It is the anticipation of the Parties that the U.S. Government will deduct from its payments under the Scheduled Contracts any amounts to which it is entitled to be reimbursed for any applicable Approved Progress Payment or Additional Progress Payment with reference to the particular Scheduled Contract for which the payment is being made (the "Reimbursements"). To the extent the U.S. Government does not deduct any Reimbursement applicable to a particular Scheduled Contract from its payment under that Scheduled Contract, the Parties agree that the amount of any such Reimbursement shall not be considered to be part of the Receivables and Triumph shall return to the U.S. Government any such Reimbursement.

7. Triumph shall be the sole owner of all Receivables to be deposited into the Cash Collateral Account, but agrees that such funds shall be disbursed only as provided in this Agreement.

8. With respect to Receivables relating to each Rejected Contract ("Rejected Contract Receivables"), Triumph agrees to disburse to Debtors the Alternate Cost of Completion associated with that particular Rejected Contract. Disbursement of the Alternate Cost of Completion shall occur before Triumph may apply any of the Rejected Contract Receivables to the Compromised Indebtedness or any other payment due to Triumph hereunder.

9. With respect to all Receivables other than the Rejected Contract Receivables, the Parties agree that such funds will be applied by Triumph to the Triumph Completion Amounts, the 1216 Payment, the 6714 Payment, the 102272 Payment (if payable), as appropriate, and then to the Debtors Costs, as appropriate, and then to the Compromised Indebtedness.

10. After satisfaction of the Alternate Costs of Completion and the Debtors Costs, Receivables in the amount of the 1216 Payment, the 6714 Payment, the 102272 Payment (if payable), the Triumph Completion Amounts and the Compromised Indebtedness shall constitute the "Payoff Amount."

11. Triumph agrees that, upon its receipt of the Payoff Amount, (a) Triumph's rights and interests in and to any Receivables remaining in the Cash Collateral Account shall terminate and such funds shall be disbursed to Debtors, (b) all liabilities, obligations and indebtedness owing by Debtors to Triumph with respect to the Materials shall have been satisfied in full and the liens and any security interests of the undersigned in any and all of the property of Debtors, if any, shall be released and terminated, and (c) Debtors are authorized by Triumph to file any and all UCC termination statements deemed necessary or desirable by Debtors with respect to any UCC financing statements of record, if any, naming Triumph as a secured creditor and Debtors as debtor.

12. Triumph shall pay any and all standard fees, costs and expenses imposed by the financial institution (the "Bank") in respect of establishing, maintaining and administering the Cash Collateral Account. Any interest and other earnings on the funds held in the Cash Collateral Account shall be for the account of Triumph and shall become part of the Payoff Amount.

13. Notwithstanding any provision in this Agreement to the contrary, this Agreement is without prejudice to Triumph's rights to collect against Debtors for the Compromised Indebtedness or any other payment due hereunder in the event the Receivables deposited into the Cash Collateral Account prove insufficient, for any reason, to satisfy the Payoff Amount. The Parties currently anticipate that the Anticipated Receivables will prove insufficient to satisfy both the disbursements to the Parties called for hereunder and the Compromised Indebtedness. The anticipated shortfall is One Hundred Fifty Thousand Dollars ($150,000.00) (the "Shortfall"). The Shortfall shall begin to accrue interest on the Effective Date. The applicable interest rate shall be the Prime Rate as published in the National edition of the Wall Street Journal on the Effective Date. The interest accruing on the Shortfall shall be added to the principal amount of the Shortfall on the 1st business day of each month following the Effective Date. If the Receivables actually deposited into the Cash Collateral Account prove insufficient to satisfy the Payoff Amount, the Parties agree that any such remaining amount of the Payoff Amount (including the Shortfall) shall begin to accrue interest upon the date of the last deposit into the Cash Collateral Account of any Receivable and shall be paid by Debtors to Triumph in equal installments over an eighteen (18) month period beginning on the first day of the first full month following the date of the last deposit into the Cash Collateral Account of any Receivable. The applicable interest rate shall be the Prime Rate as published in the national edition of the Wall Street Journal on the first business day following the date of the last deposit into the Cash Collateral Account of any Receivable, plus three percent (3%).

H. THE EXISTING LENDERS.

1. Hill is currently a guarantor on a loan issued by National Loan Investors, L.P. ("NLI") to Hill Industries, Inc., in connection with which NLI was granted a first priority security interest in, inter alia, Hill's Receivables.

2. As a condition to the effectiveness of this Agreement, Hill undertakes to obtain from Hill Industries, Inc. a sworn statement by an authorized officer thereof attesting to Hill Industries, Inc.'s lack of knowledge of any event constituting a default under its agreement with NLI and attesting that the assets of Hill Industries, Inc. are sufficient to satisfy the amount owed to NLI as well as a statement from NLI that the loan to which such guaranty relates is not currently in default (the "Hill/NLI Representations").

3. Hill is aware of an existing UCC financing statement securing an indebtedness from Hill to MFR Financial Resources, Inc. ("MFR") and granting MFR a first priority security interest in, inter alia, the Receivables ("the MFR Security"). Hill represents that it has no present indebtedness to MFR, and Hill agrees to file a UCC termination statement with respect to the MFR Security (the "Hill Termination").

4. Logistical has a lending relationship with Commerce Funding Corporation ("CFC") and there is an existing UCC financing statement granting CFC a first priority security interest in, inter alia, Logistical's Receivables.

5. As a condition to the effectiveness of this Agreement, Logistical undertakes to obtain from CFC its agreement to subordinate its interest in the Receivables to the interest of Triumph created hereby and Logistical agrees to execute all necessary UCC financing

statements to evidence that CFC has a subordinate interest (the "Logistical UCC Filing"); in the alternative, in the event the agreement of CFC cannot be obtained, Logistical agrees to terminate its lending relationship with CFC and to file a UCC termination statement terminating CFC's security interest in the Receivables (the "Alternate Logistical Filing").

6. Logistical also has an existing indebtedness to MFR on one contract which is not a subject of this Agreement. Logistical warrants and represents that MFR's security interest relates only to such contract and not to any Contract, Scheduled Contract or to the Receivables and that MFR's security interest does not in any way affect any of the Contracts or Scheduled Contracts that are subject to this Agreement.

I. THE EFFECTIVE DATE.

1. This Agreement shall be effective as of the date by which all of the following are completed and proof of the same is provided to Triumph: (a) the Hill/NLI Representations have been received by Triumph; (b) the Hill Termination has been filed; (c) either the Logistical UCC Filing or the Alternate Logistical Filing has been made; (d) the assignments of claims have been submitted to the U.S. Government; and (e) the Security Agreements have been executed by Debtors (the "Effective Date").

2. Should the Effective Date never occur, this Agreement will be of no force or effect.

J. RELEASES.

1. In consideration of the mutual promises and obligations contained herein, Debtors together with their affiliates, members, officers, employees, principals, agents, successors, assigns, trustees and all others acting on their behalf hereby fully and forever release, extinguish and discharge Triumph and its parents, subsidiaries, divisions, affiliates, successors, assigns, trustees, directors, officers, employees, agents and all others acting on its behalf, from any and all claims relating in any way to the Services, the Materials, and the Contracts, except as specifically provided for herein.

2. In consideration of the mutual promises and obligations contained herein, Triumph together with its parents, subsidiaries, divisions, affiliates, successors, assigns, trustees, directors, officers, employees, agents and all others acting on its behalf hereby fully and forever releases, extinguishes and discharges Debtors and their affiliates, members, officers, employees, principals, agents, successors, assigns, trustees and all others acting on their behalf, from any and all claims relating in any way to the Services, the Materials and the Contracts, except as specifically provided for herein.

3. The Parties expressly waive any and all rights and benefits conferred upon them under the provisions of California Civil Code § 1542, which provides as follows:

> A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

4. Upon the Effective Date hereof, Debtors shall take timely steps to dismiss the Litigation, with prejudice, each side to bear its own fees and costs.

5. Upon the Effective Date hereof, the Parties shall take timely steps to withdraw their respective claims in the Arbitration, with prejudice, each side to bear its own fees and costs, but without prejudice to assertion of any such claims as may arise hereunder or as may be permitted pursuant to the terms hereof.

K. REPRESENTATIONS.

1. Logistical represents to Triumph that (a) it is a California limited liability company, duly organized, validly existing and in good standing under the laws of the State of California, (b) it has full power and authority to create, deliver and perform its obligations hereunder, and the officer executing this Agreement for Logistical has authority to act for Logistical, (c) this Agreement and the transactions contemplated herein constitute valid and binding obligations of Logistical, enforceable against Logistical in accordance with their terms, (d) it is ready, willing and able to perform the obligations under the U.S. Government contracts to which the Materials relate and has all means necessary thereto, and (e) no default or event that, with notice or lapse of time or both, would be a default exists as of the date hereof with respect to any U.S. Government contract to which Logistical is a party and which is a subject of this Agreement.

2. Hill represents to Triumph that (a) it is a California limited liability company, duly organized, validly existing and in good standing under the laws of the State of California, (b) it has full power and authority to create, deliver and perform its obligations hereunder, and the officer executing this Agreement for Hill has authority to act for Hill, (c) this Agreement and the transactions contemplated herein constitute valid and binding obligations of Hill, enforceable against Hill in accordance with their terms, (d) it is ready, willing and able to perform the obligations under the U.S. Government contracts to which the Materials relate and has all means necessary thereto, and (e) no default or event that, with notice or lapse of time or both, would be a default exists as of the date hereof with respect to any U.S. Government contract to which Hill is a party and which is a subject of this Agreement.

3. Triumph represents to Debtors that (a) it is an Arizona corporation, duly organized, validly existing in good standing under the laws of the State of Arizona, (b) it has full power and authority to create, deliver, and perform its obligation hereunder, and the officer executing this Agreement for Triumph has authority to act for Triumph, and (c) this Agreement and the transactions contemplated herein constitute valid and binding obligation of Triumph, enforceable against Triumph in accordance with their terms.

4. The Parties acknowledge and agree that all representations hereunder, including but not limited to those set forth in this Section, shall be deemed to be material and relied upon by the Parties with or to whom the same were made.

5. Should a Party become aware that any representation by that Party contained in any portion of this Agreement no longer holds true as of the Effective Date, that Party shall provide the other Parties with written notice thereof. If such a notice is provided by

either of Debtors, Triumph shall have two (2) business days from its receipt thereof to terminate this Agreement. If such a notice is provided by Triumph, Debtors shall have two (2) business days from their receipt thereof to terminate this Agreement.

L. GOVERNMENT TERMINATION.

1. In the event any of the Scheduled Contracts are terminated for cause due solely to delivery delays caused by Triumph, the Parties agree that their respective rights will continue to be governed by this Agreement, except, if the Parties cannot otherwise amicably resolve the matter: (i) Debtors may institute an arbitration against Triumph to recover any damages for the harm to the Debtors' goodwill or to recover damages Debtors may be required to pay to the U.S. Government, to the extent such harm or damages are caused by Triumph's delays as described above, but only as it may relate to the terminated Scheduled Contract; and (ii) Triumph may institute an arbitration to recover from Debtors the costs it has incurred in connection with the terminated Scheduled Contract.

2. Should the U.S. Government seek to impose damages upon Debtors relating to any terminated Scheduled Contract, Debtors agree to use all reasonable means to oppose, and to minimize the amount of, such damages. Debtors' failure to comply with this obligation shall relieve Triumph of any liability to Debtors for such damages.

3. If the U.S. Government terminates any Scheduled Contract for any reason other than for cause as described above, the Parties' respective rights and obligations will continue to be governed by this Agreement.

M. NOTICES.

1. Any notice to be provided to any Party hereunder, shall be delivered by registered mail, by hand-delivery by express delivery (e.g., Federal Express) or by facsimile (but only if followed immediately by delivery through one of the other measures).

2. Any notice to be provided to Triumph should be directed to:

Mr. Mike Meshay
Triumph Components-Arizona, Inc.
2925 South Roosevelt Street
Tempe, Arizona 85282
Fax No.: (480) 446-0990

with a copy to:

J. Alex Grimsley, Esq.
Bryan Cave LLP
Two North Central Avenue, Suite 2200
Phoenix, Arizona 85004
Fax No.: (602) 364-7070.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first set forth herein.

LOGISTICAL SUPPORT, LLC

By: ______________________

Name: Joe Lucas

Title: President

HILL AEROSPACE & DEFENSE, LLC

By: ______________________

Name: Joe Lucas

Title: President

TRIUMPH COMPONENTS-ARIZONA, INC.

By: ______________________

Name: ______________________

Title: ______________________

451823v8

SCHEDULE 1

Invoice Summary

Purchase Order No.	Invoice No.	Invoice Date	Original Amount	Amount Due
101863	66542	2/28/2003	$ 58,418.00	$ 58,418.00
101869	101873	6/19/2003	$ 13,500.00	$ 13,500.00
101869	102188	7/7/2003	$ 10,395.00	$ 10,395.00
101869	102497	7/30/2003	$ 9,045.00	$ 9,045.00
101869	102650	8/4/2003	$ 10,260.00	$ 10,260.00
101869	102713	8/11/2003	$ 22,545.00	$ 22,545.00
101869	103598	9/30/2003	$ 3,510.00	$ 3,510.00
101869	103599	9/30/2003	$ 7,290.00	$ 7,290.00
101870	101753	6/6/2003	$ 78,640.00	$ 78,640.00
102123	220729	5/23/2003	$ 2,359.43	$ 2,359.43
102123	220774	6/3/2003	$ 10,730.00	$ 10,730.00
102123	220844	6/27/2003	$ 10,730.00	$ 10,730.00
102123	220846	6/30/2003	$ 10,730.00	$ 10,730.00
102123	220851	6/30/2003	$ 64,380.00	$ 64,380.00
102123	220860	6/30/2003	$ 64,380.00	$ 64,380.00
102123	220901	7/17/2003	$ 10,730.00	$ 10,730.00
102123	220905	7/18/2003	$ 10,730.00	$ 10,730.00
102123	220907	7/21/2003	$ 21,460.00	$ 21,460.00
102123	220912	7/22/2003	$ 10,730.00	$ 10,730.00
102123	220925	7/24/2003	$ 21,460.00	$ 21,460.00
102123	220929	7/24/2003	$ 32,190.00	$ 32,190.00
102123	220936	7/30/2003	$ 21,460.00	$ 21,460.00
102123	220940	7/30/2003	$ 10,730.00	$ 10,730.00
102123	220948	7/31/2003	$ 53,650.00	$ 53,650.00
102123	220952	7/31/2003	$ 32,190.00	$ 32,190.00
102133	220945	7/31/2003	$ 21,460.00	$ 21,460.00
102202	220769	5/30/2003	$ 288,119.00	$ 288,119.00
102202	220799	6/12/2003	$ 7,787.00	$ 7,787.00
102226	220856	6/30/2003	$ 24,000.00	$ 24,000.00
102226	220862	6/30/2003	$ 21,200.00	$ 21,200.00
102226	220930	7/24/2003	$ 20,000.00	$ 20,000.00
102226	220934	7/28/2003	$ 20,000.00	$ 20,000.00
102226	220956	7/31/2003	$ 26,000.00	$ 26,000.00
102235	220892	7/14/2003	$ 17,015.00	$ 17,015.00
102235	220902	7/17/2003	$ 3,735.00	$ 3,735.00
102235	220931	7/24/2003	$ 415.00	$ 415.00
102235	220957	7/31/2003	$ 18,620.00	$ 18,620.00

Purchase Order No.	Invoice No.	Invoice Date	Original Amount	Amount Due
102235	220968	8/7/2003	$ 4,150.00	$ 4,150.00
102235	220973	8/8/2003	$ 8,300.00	$ 8,300.00
102235	220993	8/15/2003	$ 5,810.00	$ 5,810.00
102235	221004	8/19/2003	$ 5,395.00	$ 5,395.00
102235	221012	8/20/2003	$ 6,225.00	$ 6,225.00
102235	221032	8/27/2003	$ 12,450.00	$ 12,450.00
102235	221038	8/29/2003	$ 5,810.00	$ 5,810.00
102235	221056	9/4/2003	$ 2,905.00	$ 2,905.00
102235	221130	9/26/2003	$ 4,150.00	$ 4,150.00
102235	221144	9/30/2003	$ 19,505.00	$ 19,505.00
102236	220855	6/30/2003	$ 331,978.00	$ 331,978.00
102236	220955	7/31/2003	$ 14,377.00	$ 14,377.00
102236	221048	8/29/2003	$ 2,614.00	$ 2,614.00
102273	221159	10/9/2003	$ 3,647.20	$ 3,647.20
102273	221239	11/3/2003	$ 4,741.36	$ 4,741.36
102273	221241	11/4/2003	$ 1,458.88	$ 1,458.88
120222	221087	9/15/2003	$ 830.00	$ 830.00
120222	221232	10/31/2003	$ 7,800.00	$ 7,800.00
	64562	1/6/1999	$ 13,500.00	$ 11,500.00
	65786	3/25/1999	$ 15,920.00	$ 15,920.00
	66584	5/20/1999	$ 17,910.00	$ 17,910.00
101869 (Adjustment)	1032145	11/18/2003	Credit Memo	$ (13,500.00)
101869 (Adjustment)	1032674	12/30/2003	Credit Memo	$ (7,425.00)
101869 (Adjustment)	1032710	12/31/2003	Credit Memo	$ (2,970.00)
101869 (Adjustment)	1032711	12/31/2003	Credit Memo	$ (9,720.00)
Credit	220872	7/7/2003	Credit	$ (400.00)
Payment (per GTA)		8/9/2002	Payment	$ (2,000.00)
		Total:	**$ 1,560,069.87**	**$ 1,522,054.87**

SCHEDULE 2

The Rejected Contracts

P.O. Number	Party	Description of Materials	Alternate Cost of Completion
101867	Logistical	• 668 pieces in various stages of completion	$484.53 per unit accepted by the U.S. Government Up to $314,460
101871	Logistical	• 4 pieces in process • 43 pieces raw material	$1225.58 per unit accepted by the U.S. Government Up to $52,700
101872	Hill	• 6 pieces raw material	NOT APPLICABLE
102271	Logistical	• First Article (completed) • 90 pieces in process (including 30 being re-worked) • 120 pieces at first operation • 56 pieces raw material	$1584 per unit accepted by the U.S. Government Up to $422,928

SCHEDULE 3

Accepted Contracts

PO Number	Delivery Quantities and Schedule	Other Terms	Triumph Completion Amount[1]
101869	79 within one week of Effective Date 98 within three weeks of Effective Date 57 (or less) within four weeks of Effective Date	• Final delivery will be the usable yield of the remaining material and may be less than 57 units	$135 per unit delivered
101874	6 within one week of Effective Date 59 within three weeks of Effective Date 20 (or less) within four weeks of Effective Date	• Final delivery will be the usable yield of the 20 pieces of raw material on hand and may be less than 20 units	$365 per unit delivered
102273	92 within two weeks of Effective Date		$364.72 per unit delivered
102799	21 within two weeks of Effective Date	• Tailpipe only (kits previously shipped)	$13,964 per unit delivered
102800	34 within 6 weeks of Effective Date	• Total of 34 units includes 2 First Articles and 32 production units	$15,750 per First Article delivered $3,715 per production unit delivered
102800	27 within 8 weeks of receipt of order following Effective Date	• Triumph shall have no obligation to fabricate these 27 units unless a written order therefor, subject to the terms of the Agreement, is received by Triumph following the Effective Date	$3,715 per unit delivered

[1] As set forth more fully in Section D.3 and D.4 of the Agreement, the first $100,000 of these Triumph Completion Amounts to come due will be considered to have been satisfied by Logistical's payment of $100,000 to Triumph within two (2) business days of the Effective Date of the Agreement.

SCHEDULE 4

Government Contracts

P.O.	Job No.	Contract No.	Party	Expected Government Payment	Approved Progress Payments	Anticipated Receivable
101874	6714	SP0480-02-C-1045	Hill	$414,655.00	$104,804.00	$309,851.00
102799	1216	F34601-03-C-0457	Logistical	$558,880.00	$0	$558,880.00
101867	1152	DAAH23-01-C-0274	Logistical	$649,337.48	$269,082.00	$380,255.48
101871	1180	F42630-02-C-0153	Logistical	$133,761.21	$24,056.00	$109,705.21
102271	1203	DAAH23-03-D-0018/0001	Logistical	$687,525.00	$164,776.00	$522,749.00
101869	1170	F42630-02-C-0124	Logistical	$113,982.78	$0	$113,982.78
102273	1209	DAAE07-03-D-N037/0001	Logistical	$93,160.12	$0	$93,160.12
102800	1215	F09603-03-C-0250	Logistical	$281,871.28	$0	$281,871.28
102272	1204-07	SP0470-03-D-0152-001Z & 002Z	Logistical	$96,947.00	$0	$96,947.00

SCHEDULE 5

Cash Collateral Account

[TO BE COMPLETED]

SCHEDULE 6

Tooling To Be Returned

A. REJECTED CONTRACTS.

P.O. Number	Description of Tooling
101867 (1152)	Mill Fixtures (2), Lathe Fixtures (2)
101871 (1180)	Tooling built by Triumph in support of the purchase order. Reference PO supplemental terms & conditions
101872 (6675)	No tooling
102271 (1203)	Thread & Spline Gages

B. ACCEPTED CONTRACTS.

P.O. Number	Description of Tooling
101869 (1170)	Mill Fixtures (2)
101874 (6714)	Mill Fixtures (3)
102273 (1209)	No tooling
102799 (1216)	Tooling to reside at Stolper WI for future orders
102800 (1215)	Tooling to reside at Stolper WI for future orders

C. PURCHASED MATERIALS.

P.O. Number	Description of Tooling
101861 & 101863	Cold working tools (hand gun mandrels & sleeves)
(Wing Fittings)	Mill Fixtures (2)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first set forth herein.

LOGISTICAL SUPPORT, LLC

By: [signature]

Name: Joe Lucas

Title: President

HILL AEROSPACE & DEFENSE, LLC

By: [signature]

Name: Joe Lucas

Title: President

TRIUMPH COMPONENTS-ARIZONA, INC.

By: ______________________________

Name: ______________________________

Title: ______________________________

451823v8

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first set forth herein.

LOGISTICAL SUPPORT, LLC

By: ______________________

Name: ______________________

Title: ______________________

HILL AEROSPACE & DEFENSE, LLC

By: ______________________

Name: ______________________

Title: ______________________

TRIUMPH COMPONENTS-ARIZONA, INC.

By: Michael Meshay

Name: MICHAEL MESHAY

Title: PRESIDENT

451823v5

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SECURED PARTY:

By: ____________________
Print Name: ____________________
Title: ____________________

DEBTOR:

By: [signature]
Print Name: Jon Lucan
Title: President

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SECURED PARTY:

By: Michael Meshay
Print Name: MICHAEL L. MESHAY
Title: PRESIDENT
TRIUMPH COMPONENTS ARIZ, INC

DEBTOR:

By: ____________________
Print Name: ____________________
Title: ____________________

452668

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

SECURED PARTY:

By: ______________________
Print Name: ______________________
Title: ______________________

DEBTOR:

By: ______________________
Print Name: ______________________
Title: President

452668